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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 relating to the stock incentive plans of The Wiser Oil Company (Nos. 33-44171, 33-62441, 33-44172, 333-22525 and 333-15083) of our report dated February 18, 1997 appearing on page F-2 of this Annual Report on Form 10-K.

                                          /s/ ARTHUR ANDERSEN LLP
                                          Arthur Andersen LLP

Dallas, Texas,
February 18, 1997